Exhibit 99.1

[ROCHE]

Acquisition of InterMune:
Building on leadership in immunology

IR conference call, 25 August 2014

CAUTIONARY STATEMENT REGARDING FORWARD -LOOKING STATEMENTS
SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING
STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE
ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE
SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY
APPROVAL FOR THE TRANSACTION, THE TENDER OF A MAJORITY OF THE OUTSTANDING
SHARES OF COMMON STOCK OF INTERMUNE, THE POSSIBILITY THAT THE TRANSACTION WILL
NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN INTERMUNE'S
PUBLIC FILINGS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE
"SEC"), INCLUDING THE "RISK FACTORS" SECTIONS OF INTERMNUE'S ANNUAL REPORT ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AND SUBSEQUENT QUARTERLY REPORTS
ON FORM 10-Q, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY KLEE
ACQUISITION CORPORATION AND THE SOLICITATION/RECOMMENDATION TO BE FILED BY
INTERMUNE. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS,
ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES
AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR
ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE
STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS "BELIEVE",
"ANTICIPATE", "EXPECT", "INTEND", "PLAN", "WILL", "MAY", "SHOULD", "ESTIMATE",
"PREDICT", "POTENTIAL", "CONTINUE" OR THE NEGATIVE OF SUCH TERMS OR OTHER
SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN
RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY
DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD
-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE
STATEMENTS. ROCHE AND INTERMUNE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY
FORWARD -LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE
PERIOD COVERED BY THIS REPORT OR OTHERWISE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THE TENDER OFFER FOR THE OUTSTANDING COMMON STOCK OF INTERMUNE HAS NOT BEEN
COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT
CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL INTERMUNE
COMMON STOCK. THE SOLICITATION AND OFFER TO BUY INTERMUNE COMMON STOCK WILL
ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE
TIME THE OFFER IS COMMENCED, ROCHE AND KLEE ACQUISITION CORPORATION, A WHOLLY
OWNED SUBSIDIARY OF ROCHE, WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO
WITH THE SEC AND THEREAFTER, INTERMUNE WILL FILE A SOLICITATION/RECOMMENDATION
STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY
HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE
SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND
CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION
STATEMENT AND RELATED MATERIALS WILL BE FILED BY ROCHE AND INTERMUNE WITH THE
SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE
MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE AND INTERMUNE
WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS
AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE
SOLICITATION/RECOMMEDNATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY
INTERMUNE AT WWW.INTERMUNE. COM

Any statements regarding earnings per share growth is not a profit forecast and should not be interpreted to mean that Roche's earnings or earnings per share for this year or any subsequent period will necessarily match or exceed the historical published earnings or earnings per share of Roche.
For marketed products discussed in this presentation, please see full prescribing information on our website www.roche.com All mentioned trademarks are legally protected.

Roche to launch a tender offer to acquire InterMune following definitive merger agreement

[] Roche and InterMune, Inc. ("InterMune") announce they have entered into a definitive merger agreement that has been approved by the boards of both companies. Roche will fully acquire InterMune at a price of USD 74.00 per share in an all-cash transaction, equivalent to a total transaction value of USD
8.3bn

[] Offer represents a premium to InterMune shareholders of 63% to InterMune's unaffected closing price on August 12, 2014 of USD 45.49

[] Financing is not a condition to the offer. Roche will finance this transaction by a combination of available funds, commercial paper lines and newly issued bonds

[] Financial impact expected to be neutral to Core EPS in 2015 and accretive from 2016

[] Roche Core EPS guidance for 2014 remains unchanged

[] No material impact expected from the transaction in 2014

InterMune overview Strategic rationale Transaction summary

InterMune snapshot
Leader in idiopathic pulmonary fibrosis (IPF)

Company facts

[] Founded 1998 in Brisbane, California

[] Focused on pulmonology and fibrotic diseases

[] ~450 employees worldwide

[] Lead commercial product, Esbriet (pirfenidone), is first-in-class treatment for IPF

InterMune HQ: Brisbane, CA (SSF)

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Idiopathic Pulmonary Fibrosis (IPF)
Progressive disease with 2-3 year median survival, high unmet need

IPF overview
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A chronic and fatal disease characterized by a progressive decline in lung function

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Patients with IPF have:
[] Median survival of 2-3 years(2)
[] Difficulties breathing and walking
[] Require close monitoring, oxygen, ventilation

IPF prevalence 3
------------------------------------------------------------------------------
Reported epidemiology of IPF varies significantly because studies have used different diagnostic criteria

-- US: prevalence estimated between 14-63 cases
per 100,000 population with incidence between 7-17 cases per 100,000
-- Europe: prevalence estimated between 1-23 cases per 100,000 with incidence of 0.2 -7 cases per 100,000

Before Esbriet, there were no approved treatments for IPF

(1) Roman et al 2013; (2) Raghu et al 2011; (3) Nalysnyk et al 2012;

Esbriet ([R]): Launch history and key milestones
Only approved treatment for IPF

Esbriet launch and study history
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[] Initial ph3 study in Japan was positive and led to approval in 2008
[] CAPACITY ph3 program (two similar trials):
   -- One met the primary lung function endpoint, one did not
   -- Mixed effects on secondary endpoints were seen in both studies
   -- Pooled analysis showed a positive benefit on lung function
[] Led to approval in Europe in 2011 and Canada in 2012
[] FDA requested an additional study
   -- the ASCEND trial

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Key recent milestones
------------------------------------------------------------------------------
[] May 18, 2014: Positive ASCEND results were published in NEJM*
[] May 23, 2014: NDA* resubmitted
[] July 17, 2014: FDA breakthrough therapy designation granted
[] Nov 23, 2014: PDUFA* date

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Sources: Tanaguchi et al 2010, Noble et al 2011, King et al 2014 Notes: In
Japan sold by Shionogi under the trade name Pirespa[R]
* NEJM = New England Journal of Medicine; PDUFA = Prescription Drug User Fee
Act; NDA = New Drug Application

ASCEND Results
Phase 3 trial of pirfenidone in IPF

Primary and key secondary endpoint results
------------------------------------------------------------------------------
Primary endpoint
[] Treatment with pirfenidone led to a 47.9% reduction versus placebo in the proportion of patients who had a []10% decline in forced vital capacity (FVC)
or death

Key secondary endpoints

[] Fewer patients in the pirfenidone group (25.9%) experienced a decrease of
50m or more in 6 minute walk distance than in the placebo group (35.7%)
[] Reduced risk of death or disease progression by 43%

Safety
------------------------------------------------------------------------------
[] Gastrointestinal and skin adverse events ("AEs") were the most common AEs with a higher incidence in the pirfenidone group. They were generally mild to moderate in severity
[] Fewer serious AEs occurred in the pirfenidone group (19.8%) than in the placebo group (24.9%)
[] More patients discontinued treatment due to an AE in the pirfenidone group
(14.4%) than in the placebo group (10.8%)
------------------------------------------------------------------------------
Pooled analysis of the CAPACITY and ASCEND studies at 52 weeks showed pirfenidone reduced the risk of all cause mortality by 48% versus placebo (p =
------------------------------------------------------------------------------

Source: King et al 2014

InterMune overview

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Strategic rationale

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Transaction summary

Deal rationale

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Strategic fit

Focus on innovation & medical differentiation
[] InterMune focused on highly differentiated medicines in pulmonology &
fibrotic diseases
[] Strong alignment of corporate culture and values

Existing relationship
[] Co-development of InterMune's hepatitis C virus protease inhibitor program since 2006 (Roche assumed sole ownership of danoprevir in 2010)

Geographic proximity
[] Both InterMune's global HQ and Genentech situated in the Bay area
[] InterMune's European HQ near Basel

Portfolio fit
Complementary product to strengthen respiratory portfolio Immunology/

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(1) FPI in 1H 2014; (2) Phase III decision pending

Commercial fit
Compelling commercial opportunity

Leverage Genentech US expertise to support launch
[] Effective targeting of pulmonologists, leveraging existing relationships from Xolair and Pulmozyme
[] Leverage Genentech's leading patient support models and physician access and reimbursement expertise in the US

Expand global reach
[] Opportunity to leverage Roche global commercial and access infrastructure ex US

Strengthen respiratory portfolio
[] Build on launched portfolio and improve footprint as pipeline advances

InterMune overview

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Strategic rationale

------------------------------------------------------------------------------

Transaction summary

Summary

Strategic rationale
[] Strategy: innovation, culture, previous co-development,  proximity
[] Portfolio: shared focus, strengthens respiratory portfolio
[] Commercial: leverage Roche's US expertise and global reach

Timing
[] Tender offer to be launched no later than 29 August 2014
[] Closing expected in 2014

Financing
[] Financing not a condition to the offer
[] Transaction to be financed via a combination of available funds, commercial paper lines and newly issued bonds
[] Favorable terms based on strong credit rating

Impact on outlook
[] Financial impact expected to be neutral to Core EPS in 2015 & accretive from
2016
[] Roche Core EPS guidance for 2014 remains unchanged
[] No material impact expected from the transaction in 2014

7

Doing now what patients need next